CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 333-83364 (Investment Company Act of 1940 file No. 811-05846) of Sun Life of Canada (U.S.) Variable Account F on Form N-4 of our report dated April 20, 2007, relating to the financial statements of Regatta, Regatta Gold, Regatta Classic, Regatta Platinum, Regatta Extra, Regatta Access, Regatta Choice, Regatta Flex 4, Regatta Flex II, Regatta Choice II, Sun Life Financial Masters Extra, Sun Life Financial Masters Choice, Sun Life Financial Masters Access, Sun Life Financial Masters Flex, Sun Life Financial Masters IV and Sun Life Financial Masters VII Sub-Accounts, appearing in the Sun Life Financial Masters Access Variable and Fixed Annuity Sun Life of Canada (U.S.) Variable Account F Statement of Additional Information, which is part of such Registration Statement, and to the use of our report dated March 27, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, as described in Note 1), relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.), also appearing in the Statement of Additional Information, and to the incorporation by reference in the Prospectus, which is part of such Registration Statement, of our report dated March 27, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, as described in Note 1), appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2006.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

/s/Deloitte & Touche LLP
Boston, Massachusetts
April 25, 2007